EXHIBIT 5.1



                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                                Denver, CO 80264


                                  June 21, 2005


A4S Security, Inc.
489 N. Denver Avenue
Loveland, CO 80537

Gentlemen and Ladies:

     We have acted as counsel for A4S Security, Inc., a Colorado corporation (the "Company"), in connection with preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the sale of up to 1,495,000 units of the Company's securities consisting of shares of the Company's no par value common stock (the "Common Stock") and warrants to purchase the Common Stock (the "Warrants").

     We have examined the Articles Of Incorporation, as amended, and the Bylaws of the Company and the records of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that, upon the receipt by the Company of the payment therefor described in the Registration Statement: (1) the Units, including the Common Stock and Warrants in the Units, will be legally issued and will constitute fully paid and non-assessable securities of the Company; and (2) the Warrants and the options to purchase Common Stock and Warrants to be issued to the representative of the underwriters will constitute binding obligations of the Company under the laws of the State of Colorado to issue and sell the number and type of securities of the Company called for thereby, subject to the application of the General Qualifications set forth in the Legal Opinion Accord of the ABA Section of Business Law (1991).

     We hereby consent (a) to the reference to our firm under the caption "Legal Matters" contained in the Prospectus included in the Registration Statement; and
(b) to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ PATTON BOGGS LLP
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                                                     PATTON BOGGS LLP